UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) January 23, 2008

ENDEAVOR EXPLORATIONS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-52958	00-0000000
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

1106 – 1100 Harwood Street, Vancouver, B.C., Canada	V6E 1R7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 206-338-2649

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Form 8-K	Endeavor Explorations Inc.	Page 2

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to the terms and conditions of a mining property purchase agreement dated January 7, 2008 between Rod Dubnick and Endeavor Explorations Inc. (the “Property Agreement”), Mr. Dubnick has agreed to sell Endeavor eight mineral claims located in the Uranium City area of Northern Saskatchewan known as the Martin Lake Properties (the “Claims”).

The Claims cover approximately 1,500 hectares (3700 acres) and are all in good standing .

Pursuant to the terms and conditions of the Property Agreement, Mr. Dubnick will sell to Endeavor a 100% interest in the Claims and will transfer title to the Claims upon the following conditions being fulfilled:

a.	payment of US$10,000 to Mr. Dubnick on the signing of the Property Agreement, which has already been paid and acknowledged by Mr. Dubnick;

b.

payment of an additional and aggregate US$280,000 to Mr. Dubnick comprised of a $12,000 payment every 92 days from the date the Property Agreement was closed, and every 92 days after that date to a maximum of US$280,000;

c.	issuance of 10 million restricted shares of Endeavor’s common stock to Mr. Walter Stunder.

d.	½ % net smelter return to be retained by Mr. Dubnick and ½ % net smelter return to be retained by Mr. Stunder on the Claims.

Upon the receipt of the initial payment, Mr. Dubnick will hold the Claims in trust for Endeavor. Thereafter, upon the request of Endeavor, Mr. Dubnick will assist Endeavor to record the Property Agreement with the appropriate mining recorder and, when required, Mr. Dubnick will provide Endeavor with such recordable documents as Endeavor and its counsel will require to record its due interest in the Claims.

If Endeavor arranges a single equity financing of $500,000 or more, then Endeavor will pay all outstanding payments to Mr. Dubnick from the proceeds of that financing and at such time will complete the purchase of the Claims.

See Exhibit 10.2 – Mining Property Purchase Agreement for more details.

Item 7.01.	Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.2, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.2 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.2	Mineral Property Purchase Agreement dated January 18, 2008 between Rod Dubnick and Endeavor Explorations Inc.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Endeavor Explorations Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

ENDEAVOR EXPLORATIONS INC.

/s/ Belkis Jimenez Rivero
Dated: January 23, 2008	By: ____________________________________
Belike Jiminez Rivero
President, CEO and Director